Exhibit 99.2

1UPX The Sample Company A Proposals — The Board of Directors recommends a vote FOR all proposals. 042P1C 1. Sandy Spring merger proposal: Proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 21, 2024 by and between Sandy Spring Bancorp, Inc. and Atlantic Union Bankshares Corporation and the transactions contemplated thereby; 2. Sandy Spring compensation proposal: Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Sandy Spring’s named executive officers that is based on or otherwise relates to the merger; and For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 3. Sandy Spring adjournment proposal: Proposal to adjourn or postpone the Sandy Spring special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the Sandy Spring merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Sandy Spring common stock. 2025 Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 635168 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SASR or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 12:00am, Eastern Time, on February 5, 2025. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SASR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SASR Notice of 2025 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting Daniel J. Schrider and Aaron M. Kaslow or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the special meeting of shareholders of Sandy Spring Bancorp, Inc. to be held on February 5, 2025 at 10:00 a.m., Eastern Time, or at any postponement or adjournment thereof. Employee shareholders. If you hold shares in the Sandy Spring Bank 401(k) Plan (the “401(k) plan”), this proxy card covers all shares for which you have right to give voting instructions to Principal Trust Company, the trustee for the 401(k) plan. Your voting instructions to the trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the 401(k) plan is January 31, 2025 at 11:59 p.m., Eastern Time. If you do not direct the trustee how to vote the shares in your 401(k) plan account, the trustee will vote the shares in the 401(k) plan in the same proportion as the voting instructions it receives from other participants as of the voting instruction deadline. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxy holders will have authority to vote FOR all proposals. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Sandy Spring Bancorp, Inc. C Non-Voting Items  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below.